EXHIBIT 16.1 TO FORM 8-K

August 24, 2005

Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated August 23, 2005 of Nitches, Inc. and are in agreement with the statements contained therein, except for all of paragraph (b), for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

/s/ Moss Adams LLP

MOSS ADAMS LLP
Los Angeles, California